UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 13, 2016

WESTERN GAS EQUITY PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices) (Zip Code)
(832) 636-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Underwriting Agreement

On June 13, 2016, Western Gas Equity Partners, LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Partnership, Western Gas Equity Holdings, LLC, the general partner of the Partnership (the “General Partner”), and Western Gas Resources, Inc. (the “Selling Unitholder”), on the one hand, and Goldman, Sachs & Co. and Morgan Stanley & Co. LLC (the “Underwriters”), on the other hand, relating to the sale of common units representing limited partner interests in the Partnership (the “Common Units”) by the Selling Unitholder. The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Selling Unitholder, and the purchase by the Underwriters, of 12,500,000 Common Units (the “Firm Units”). The Underwriting Agreement also provides the Underwriters a 30-day option to purchase up to 1,875,000 additional Common Units (together with the Firm Units, the “Units”). The material terms of the Offering are described in the prospectus supplement, dated June 13, 2016, filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on June 15, 2016, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-193163), which became effective on January 15, 2014. The Offering of the Units is expected to close on June 17, 2016, subject to customary closing conditions. Total net proceeds to the Selling Unitholder from the Offering (before estimated offering expenses) will be approximately $476 million. The Partnership will not receive any proceeds from the Offering.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Partnership and General Partner have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

Each of the Selling Unitholder and the General Partner is an indirect, wholly owned subsidiary of Anadarko Petroleum Corporation. As a result, certain officers and directors of the General Partner also serve as officers and/or directors of the Selling Unitholder.

Certain of the Underwriters and their affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Partnership and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

1.1
Underwriting Agreement, dated June 13, 2016, by and among Western Gas Equity Holdings, LLC, Western Gas Equity Partners, LP, Western Gas Resources, Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTERN GAS EQUITY PARTNERS, LP

	By:	Western Gas Equity Holdings, LLC, its general partner

Dated: June 15, 2016	By:	/s/ Benjamin M. Fink
Benjamin M. Fink Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

1.1
Underwriting Agreement, dated June 13, 2016, by and among Western Gas Equity Holdings, LLC, Western Gas Equity Partners, LP, Western Gas Resources, Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. LLC.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.